UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2013

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, CA  94089

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (408) 462-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

Proposed Convertible Note Offering

On August 12, 2013, Rambus Inc. (the “Company”) issued a press release announcing its intention to offer $100 million aggregate principal amount of convertible senior notes due 2018, subject to market conditions and other factors, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also intends to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of notes on the same terms and conditions to cover over-allotments, if any.  A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company has updated its disclosure regarding its risk factors and the description of its business.  The revised risk factors and description of the Company’s business are filed herewith as Exhibit 99.2 and Exhibit 99.3, respectively, and each is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press release dated, August 12, 2013.

99.2	Risk Factors.

99.3	Description of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Document

99.1	Press release, dated August 12, 2013.

99.2	Risk Factors.

99.3	Description of Business.